EXHIBIT 10.8

ACQUISITION AND PURCHASE AGREEMENT

DATED AS OF SEPTEMBER 30, 2015

BY AND BETWEEN

TPT GLOBAL TECH, INC. AND

PORT 2 PORT INC. AND

ITS INTEREST HOLDERS

1

ACQUISITION AND PURCHASE AGREEMENT

This AGREEMENT, dated as of September 30, 2015 (the “Agreement”), is by and between TPT Global Tech, Inc. (“TPTG”), a Florida Corporation and Port 2 Port Inc. (“P2P”), a Nevada Corporation, and P2P’s interest holders (“Interest Holders”), P2P and Interest Holders collectively referred to herein as “Seller”).

WHEREAS, the Board of Directors of TPTG and P2P and the Interest Holders have approved the acquisition by TPTG of all of the assets of P2P (“Assets”) listed on Exhibit A (the “Acquisition”);

WHEREAS, this Agreement is intended to set forth the terms upon which all of the Assets of P2P on Exhibit A will be acquired by TPTG.

NOW, THEREFORE, in consideration of the foregoing and to document the respective intentions, representations, warranties, covenants and agreements by and between the undersigned, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

ARTICLE I

THE CONSIDERATION

SECTION 1.01 Consideration for Acquisition. The consideration deliverable at Closing by TPTG to Seller is as follows:

a)	TPTG shall issue fully paid and non-assessable 200,000 shares of restricted Series B Convertible Preferred Stock of TPTG with the Designation of Rights and

Privileges as set forth in Exhibit B.

b)	TPTG will make available, as agreed upon by the Seller and TPTG, $50,000 USD working capital for operating activities of the Assets related to wholesale network expansion, specifically deposits in order to increase network capacity.
c)	TPTG will pay Seller Ten Thousand Dollars ($10,000) upon signing the Agreement.

SECTION 1.02 Effective Date of the Acquisition

The Acquisition, when closed, shall become effective September 30, 2015, but no earlier than upon the delivery of the assignment of all Assets specified in Exhibit A.

SECTION 1.03 Conveyance Instrument

The sale and assignment of Assets shall be in the form as agreed upon by TPTG and

Seller.

2

SECTION 2.01 Title

ARTICLE II

TITLE AND LICENSING MATTERS

Seller warrants and represents that when delivered hereunder, the Assets will be free and clear of all liens and encumbrances whatsoever.

SECTION 2.02 Licensing Matters

(a)                                   Seller covenants that it shall maintain any required licenses issued and administered by any governmental or other applicable authority in order to operate the Assets.

(b)                                  On the Closing Date, all licensing shall be in good standing, and, to Seller’s knowledge, this transaction shall not jeopardize the required licenses to operate the Assets, nor any contract with any vendors or customers related thereto. TPTG shall obtain or maintain, where applicable, any approvals necessary for the operations and licenses to operate the Assets after Closing.

ARTICLE III

CLOSING

SECTION 3.01 Closing

Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Acquisition (the “Closing”) shall take place as soon as reasonably practicable (but in no event on written notice of less than two (2) business days) after all of the conditions set forth in Article VII are satisfied or, to the extent extended hereunder, at such time and place as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the “Closing Date”) at which time the Consideration identified in Section 1.01 shall be delivered.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TPTG

Except as set forth in the applicable section of any disclosure schedule delivered by “TPTG” to Seller prior to the execution of this Agreement (the “TPTG” Disclosure Schedule”), TPTG represents and warrants to Seller as follows:

SECTION 4.01 Organization of TPTG; Authority

TPTG is an entity duly organized, validly existing, and in good standing under the laws of the State of Florida. TPTG has all requisite corporate power and corporate authority to enter into the transaction documents to which it is a party (“Transaction Documents”), to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties, and to conduct its business. The execution, delivery, and performance by TPTG of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of TPTG, including, without

3

limitation, the approval of the board of directors of TPTG. The Transaction Documents have been duly executed and delivered and, assuming that the Transaction Documents constitute a valid and binding obligation of the other parties thereto, constitute a valid and binding obligation of TPTG, enforceable against TPTG in accordance with their terms. TPTG has heretofore delivered or made available to Shareholders complete and correct copies of the certificate of incorporation and by-laws of TPTG, as in effect as of the date of this Agreement, and TPTG is not in violation of its organizational documents.

SECTION 4.02 No Violation; Consents and Approvals

The execution and delivery by TPTG of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and TPTG’s compliance and performance with the terms hereof and thereof will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of TPTG (b) any Law applicable to TPTG or the property or assets of TPTG, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of TPTG under any contract to which TPTG is a party or by which TPTG or any assets of TPTG may be bound. No governmental approval is required to be obtained or made by or with respect to TPTG in connection with the execution and delivery of this Agreement or the consummation by TPTG of the transactions contemplated hereby.

SECTION 4.03 Litigation; Compliance with Laws

(a)    There are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of TPTG, threatened against, relating to or affecting TPTG, its business or its assets that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby or TPTG’s operation of its business after Closing. TPTG is not in default under any order, license, regulation or demand of any federal, state, or local court or other governmental agency with respect to any order, writ, injunction, or decree of any court or such agency.

(b)    TPTG has complied with, and is in compliance in all material respects with, all federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to TPTG, the operation of its business, and its assets (individually, a “Law” and collectively, “Laws”). TPTG has received no notice from any federal, state, or local court, agency, organization, or political subdivision (each, a “Governmental Entity”) or other person of any violation of any Law. TPTG has obtained and holds all required permits, licenses, certificates of authority, orders, and approvals (collectively, “Licenses”) of, and has made all filings, applications and registrations with, federal, state, local, or foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as presently conducted and the absence of which would have an adverse effect on such business. All such Licenses are in full force and effect and current. To the knowledge of TPTG, no suspension or cancellation of License is threatened, no violations are or have been recorded in respect of any such License, and no proceeding is pending, or, to the knowledge of “TPTG”, threatened to revoke or limit any such License.

4

SECTION 4.04 Capitalization of TPTG; Common Stock

(a)    As of the date hereof, the authorized capital stock of TPTG consists of 1,000,000,000 shares of common stock, and 100,000,000 shares of Preferred stock of which 136,753,905 common shares, 1,000,000 shares of Series A Convertible Preferred shares and 1,545,000 shares of Series B Convertible Preferred Shares are issued and outstanding. All of the outstanding shares of TPTG’s common and Preferred stock have been duly authorized and validly issued and are fully paid and nonassessable.

(b)    If and when issued in accordance with the provisions hereof, all of the shares of Series B Preferred Convertible stock to be issued to Interest Holders will be duly authorized and validly issued shares of TPTG, and will be fully paid and nonassessable. If and when issued to Interest Holders in accordance with the provisions hereof, none of the shares of stock will be issued in violation of the preemptive or preferential rights of any holder of TPTG’s capital stock or in violation of the registration provisions of the Securities Act of 1933 or applicable state securities or blue sky laws. At all times while any conversion rights of Preferred Stock of any series remain open, TPTG will have reserved a sufficient number of shares of common stock for the purpose of issuance pursuant to the conversion provisions.

SECTION 4.05 No Brokers or Finders

Neither TPTG nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, consulting fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for TPTG, in connection with this Agreement or the transactions contemplated hereby, in each case, whose fees TPTG would be required to pay.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF INTEREST HOLDERS AND P2P

Except as set forth in the applicable section of the disclosure schedule, if any, delivered by P2P to TPTG prior to the Closing of this Agreement (the “P2P Disclosure Schedule” as applicable), P2P represent and warrant to TPTG as follows:

SECTION 5.01 Organization of P2P; Authority

P2P is a Corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite power and authority to enter into the Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. P2P has full legal authority to own, operate, and conduct its business in its state of business. The execution, delivery, and performance by P2P of this Agreement and any agreement executed and delivered in connection with this Agreement (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated hereby shall have been duly authorized by all necessary member actions on the part of P2P. The Transaction Documents have been duly executed and delivered, and, assuming that the Transaction Documents constitute a valid and binding obligation of TPTG, they shall also constitute a valid

5

and binding obligation of P2P enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws or equitable principles affecting creditors’ rights generally and subject to general equitable principles which may limit the enforcement of certain remedies. P2P is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the business is conducted except where the failure to obtain such qualification would not have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations, of P2P, taken as a whole. P2P has herewith delivered or made available to TPTG complete and correct copies of the articles of incorporation in effect as of the date of this Agreement. P2P is not in violation of its organizational documents.

SECTION 5.02 No Violation; Consents and Approvals

The execution and delivery by Interest Holders and P2P of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the articles of organization or Operating Agreement of P2P, or (b) any Laws applicable to P2P or the business of P2P.

SECTION 5.03 Litigation; Compliance with Laws

(a)    There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of P2P, threatened against, relating to or affecting P2P, its business, the Assets, or any employee, officer, director, stockholder, or independent contractor of P2P, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against P2P, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of P2P in P2P capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

(b)    P2P has complied and is in compliance in all material respects with all Laws applicable to P2P, its business or the assets. P2P has not received notice from any Governmental Entity or other Person of any material violation of Law applicable to it, its business or its assets.

SECTION 5.04 Capital of P2P and Ownership Thereof

The total issued and outstanding interests of P2P consists of those interests as listed on Exhibit C, which Interest Holders have approved this transaction.

SECTION 5.05 No Implied Warranties and Representations

(a) Excluding the representations set forth in (b) below, TPTG acknowledges that Seller is not making any representations or warranties, written or oral or express or implied, of any nature whatsoever except as specifically set forth in Article V and no other statements, documents, or communications (including any projections or forecasts relating to the business related to the Assets that may be made or provided, or have been made or provided, may be

6

relied upon by TPTG, and no such statement, document, or communication shall be deemed to be a representation or warranty of Interest Holders as to the Assets for any purpose.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.01 Access to Information

From the date hereof until the Closing Date or the earlier termination of this Agreement, each party shall give the other party and its respective counsel, accountants, representatives and agents such reasonable information related to this Agreement and performance hereunder. With respect to P2P, Interest Holders shall provide to TPTG full access, upon reasonable notice and during normal business hours, to information on the business of P2P. TPTG shall provide Interest Holders with full access, upon reasonable notice and during normal business hours, to information on the business of TPTG and all relevant documents, records and other information concerning the business, finances, and properties of such party and its subsidiaries and that Interest Holders and their counsel, accountants, representatives and agents, may reasonably request. Any due diligence which TPTG or its agents and representatives desires to conduct at P2P’s facility shall only be done at such times as TPTG and Interest Holders may mutually agree. No investigation pursuant to this Section 6.01 shall affect or be deemed to modify any of the representations or warranties hereunder or the condition to the obligations of the parties to consummate the Acquisition, it being understood that the investigation will be made for the purposes, among others, of the board of directors of each party determining in its good faith reasonable business judgment the accuracy of the representations and warranties of the other party; provided, however, that in the course of performing its investigations, if a party discovers information which renders a representation or warranty inaccurate, such party shall inform the other party of such discovery. In the event of the termination of this Agreement, each party will return or destroy promptly every document furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return or destroy such documents and any copies thereof any of them may have made.

SECTION 6.02 Legal Conditions to Transaction; Reasonable Efforts

The parties shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Transaction and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them in connection with the Transaction. The parties will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by the parties in connection with the Transaction or the taking of any action contemplated thereby or by this Agreement.

7

SECTION 6.03 Certain Filings

Each party shall cooperate with the other in (a) connection with the preparation of an announcement or required filings, (b) determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. Each party shall consult with the other in connection with the foregoing and shall use all reasonable commercial efforts to take any steps as may be necessary in order to obtain any consents, approvals, permits or authorizations required in connection with the transaction.

SECTION 6.04 Public Announcements and Filings

Prior to any release, each party shall give the other a reasonable opportunity to comment upon, and, unless disclosure is required, in the opinion of counsel, by applicable Law, approve (which approval shall not be unreasonably withheld), all press releases or other public communications of any sort relating to this Agreement or the transactions contemplated hereby.

SECTION 6.05 Tax Matters

No representation is made with regard to the tax implications of the agreement for any entity or investor.

SECTION 6.06 Supplements to Schedules

Prior to the Closing, Interest Holders will supplement or amend the P2P Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule, if any. No supplement to or amendment of the disclosure schedule made pursuant to this Section 6.06 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other parties hereto specifically agree thereto in writing.

ARTICLE VII

CONDITIONS OF THE CLOSING

SECTION 7.01 Conditions to Each Party's Obligation to Effect the Transaction

The respective obligations of each party to close the Transaction contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following condition, which may be waived, in whole or in part to the extent permitted by applicable Law. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Transaction or any transaction contemplated by this

8

Agreement; provided, however, that the parties shall use reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

SECTION 7.02 Additional Conditions of Obligations of TPTG

The obligation of TPTG to effect the Transaction is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived in writing by TPTG:

(a)    Representations and Warranties. The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects [except for those representations and warranties qualified by materiality] as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b)    Performance of Obligations of Interest Holders. Seller shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by her under this Agreement at or prior to the Closing Date.

(c)    No Material Adverse Change. From the date hereof through and including the Closing, no event shall have occurred which would have a Material Adverse Effect on the Assets. For purposes hereof, “Material Adverse Effect” means a change, effect, condition or circumstances that, in the reasonable judgment of TPTG, is, or could reasonably be expected to be, material and adverse to the business, operations, assets, liabilities, financial condition, value, ability to deliver services, operating results, cash flow, net worth or customer or provider relations associated with the Assets, or otherwise materially adversely affecting the ability of Interest Holders to consummate the Transactions except for any such changes or effects resulting, directly or indirectly, from (i) the public announcement or, or performance of the Transactions (including any action or inaction by P2P’s customers, suppliers, employees or competitors), (ii) changes in GAAP or any applicable Law, (iii) changes in the industry in which P2P operates, (iv) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity, (v) material adverse changes in general economic conditions or the financial or securities markets generally, or (vi) any adverse change or effect that is cured by Interest holders and/or P2P prior to the Closing, but only to the extent any such change described in clauses (ii) through (v) is not specifically related to or disproportionately impacts P2P as applicable.

(d)    Third Party Consents. Interest Holders and P2P shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from third parties or Governmental Authorities in connection with the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

(e)    Deliveries. At the Closing, Seller shall have delivered to TPTG true, correct and complete copies of resolutions duly and validly adopted by the Interest Holders and by P2P evidencing the authorization of the execution and delivery of this Agreement, the other

9

Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, in each case, accompanied by a certificate of P2P and Interest Holders, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date.

(f)    Indebtedness. All outstanding indebtedness related to the Assets shall have been fully paid or assumed specifically by TPTG, in writing at Closing.

SECTION 7.03 Additional Conditions of Obligations of Interest Holders

The obligation of Interest Holders to close the Transaction is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived in writing by Interest Holders:

(a)                                   Representations and Warranties. The representations and warranties of TPTG set forth in this Agreement shall be true and correct in all material respects [except for those representations and warranties qualified by materiality] as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b)                                  Performance of Obligations of TPTG. TPTG shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

ARTICLE VIII

TERMINATION

SECTION 8.01 Termination

This Agreement may be terminated at any time prior to Closing, by TPTG or the Seller, jointly or severally, as set forth below:

(a)                 by mutual consent of TPTG, Interest Holders and P2P; or

(b)                by TPTG upon written notice to Interest Holders and P2P, if any condition to the obligation of TPTG to close contained in Article VII hereof has not been satisfied by ninety (90) days after date hereof (the “End Date”) (unless such failure is the result of TPTG’s breach of any of its representations, warranties, covenants or agreements contained herein or failure to diligently pursue and fulfill any of its duties and obligations hereunder); or

(c)                 by Interest Holders or P2P upon written notice to TPTG, if any condition to the obligation of Interest Holders to close contained in Article VII hereof has not been satisfied by the End Date (unless such failure is the result of Interest Holders or P2P’s breach of any of its representations, warranties, covenants or agreements contained herein or failure to diligently pursue and fulfill any of its duties and obligations hereunder); or

(d)                by TPTG or by P2P if the board of directors or special committee of TPTG acting with authority granted by said company’s by-laws or board of directors determines, in good faith,

10

based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the TPTG board of directors or special committee to the TPTG stockholders under applicable Law; or

(e)                 by TPTG, Interest Holders or P2P, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree, or injunction or taken any other action restraining, enjoining, or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable.

SECTION 8.02 Effects of Termination

In the event of any termination of this Agreement as provided in Section 8.01 of this Agreement, this Agreement shall forthwith become wholly void and of no further force and effect (other than Article VIII and Article X, which shall remain in full force and effect); provided that nothing herein shall relieve any party from liability for breaches of this Agreement prior to its termination.

SECTION 8.03 Fees, Costs and Expenses

Whether or not the Transaction is consummated, all legal costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost and expense.

ARTICLE IX

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; POST- CLOSING CONDITIONS AND COVENANTS

SECTION 9.01 Survival of Representations and Warranties

None of the covenants, agreements, obligations, representations and warranties of the parties set forth in this Agreement shall survive the Closing.

ARTICLE X

MISCELLANEOUS

SECTION 10.01 Notices

Any notice or communication required or permitted by this Agreement shall be given in writing and addressed as follows:

If to TPTG to:

TPT Global Tech, Inc.

C/O Stephen J. Thomas

170 S. William Dillard Drive #115

Gilbert, AZ 85233

With a copy to:

Michael Littman

7609 Ralston Road

11

Arvada, Colorado 80002

Fax (303) 431-1567

If to Interest Holders Port 2 Port Inc.

C/O Robert Serrett

2714 Hunting Valley Lane

Katy, TX 77494

Notices shall be served personally, by overnight express mail service by a nationally recognized courier, or by first-class, certified mail, return receipt requested, postage pre-paid. If sent personally, notice shall be deemed delivered upon receipt. If sent by overnight express mail service, notice shall be deemed delivered 24 hours after delivery into the possession and control of the courier. If sent by first-class, certified mail, return receipt requested, notice shall be deemed delivered the earlier of seventy-two (72) hours after mailing or the date on the return receipt, a refusal being deemed a delivery on the date of refusal. If the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed delivered on the date the notice-receipt is returned stating that the same was undeliverable at such address. Any party may give notification to the other party in any manner described above for change of address for the sending of notices.

SECTION 10.02 Amendment; Waiver

This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of all of the parties hereto.

SECTION 10.03 Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, legal and personal representatives, successors and assigns; provided, that no party shall assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 10.04 Governing Law

This Agreement shall be construed in accordance with and governed by the law of the State of Florida without regard to principles of conflict of laws.

SECTION 10.05 Mediation / Arbitration

(a)    In the event that a dispute should arise under this Agreement, the dispute shall be submitted to mediation under the Uniform Mediation Act (even if said Act has not been adopted in the state of Arizona. Upon written notice by one party to the other of a dispute for mediation, seven (7) days shall be provided for the answer, including an indication of the answering party’s willingness to move forward with mediation. In the event said answering party is NOT willing

12

to mediate the identified dispute, the matter shall be moved forward to arbitration as set forth below. All costs of mediation shall be equally borne by the parties hereto.

(b)    In the event that one or both parties determine that Mediation of an identified dispute is unacceptable, the dispute shall be settled by binding arbitration conducted in Phoenix, Arizona in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association, modified as follows: The party seeking arbitration shall submit to the other party a statement of the issues(s) to be arbitrated and shall designate such party’s nominated arbitrator. The responding party shall respond with any additional or counter statement of the issue(s) to be arbitrated and shall designate the responding party’s arbitrator within fourteen (14) days after receipt of the initial notice of arbitration. The two (2) arbitrators thus nominated shall proceed promptly to select a third arbitrator, who will conduct the arbitration hearing as promptly as the circumstances allow, and within a schedule set forth to both parties not less than 30 days following appointment unless a shorter time is agreed in writing by both parties hereto, and shall render a decision in writing. Any decision rendered in any arbitration shall be accepted by the parties as final and binding, and shall be controlled by the United States Arbitration Act, 9 U.S.C. §1, et seq. Any judgment awarded may be entered and recorded in any court of competent jurisdiction. The arbitration panel shall have no authority to make any ruling, finding or award that does not conform to applicable law. The arbitrator shall have authority to award costs and attorney fees to the prevailing party in accordance with the merits and good faith position asserted by the parties.

SECTION 10.06 Consent to Jurisdiction

Each of the parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Arizona or any federal court sitting in Arizona for purposes of any suit, action, or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts). Each of the parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of Arizona and on the parties designated in Section 10.01 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 10.07 Counterparts; Effectiveness

This Agreement may be signed and transmitted by facsimile machine or by electronic mail. The signature of any person on a facsimile/electronically transmitted copy hereof shall be considered an original signature, and a facsimile/electronically transmitted copy hereof shall have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile/electronic copy of this Agreement shall be executed in original form. No party hereto may raise the use of a facsimile machine or computer, or the fact that any signature was transmitted through the use of a facsimile machine or electronically as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this paragraph.

13

(a)    The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of an original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(b)    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 10.08 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership

Except as expressly provided herein, this Agreement (including the Exhibits, documents, and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder. The parties hereby acknowledge that TPTG shall not be deemed to have acquired the Assets until Closing of the transactions described herein.

SECTION 10.09 Headings

The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECITON 10.10 No Strict Construction

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 10.11 Severability

If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

SECTION 10.12 Attorneys Fees

In the event it becomes necessary for any party to employ legal counsel or to bring an action at law, in equity or other proceedings to enforce any of the terms of this Agreement, the

14

prevailing party in any such action or proceeding shall be awarded its costs and reasonable attorneys’ fees from the non-prevailing party.

SECTION 10.13 Confidentiality

Each party to this Agreement will hold, and will cause its respective directors, officers, employees, agents, consultants, and advisors to hold, in strict confidence, unless, based on the advice of outside counsel, disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless compelled to disclose by judicial or administrative process or by other requirement of law or the applicable requirements of any Governmental Entity (in which case, the party permitted to disclose such information shall, to the extent legally permissible and reasonably practicable, provide the other party with prior written notice of such permitted disclosure), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Confidential Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by such party on a non-confidential basis, (b) in the public domain without disclosure by such party in breach of this Agreement, or (c) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants, and advisors with the express understanding that such parties will maintain the confidentiality of the Information and, to the extent permitted above, to bank regulatory authorities.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Acquisition and Purchase Agreement to be duly executed as of the day and year first above written.

TPT GLOBAL TECH, INC. a

Florida Corporation

 By: /s/ Stephen J. Thomas III

Name: Stephen J. Thomas III

Title: President

15

PORT 2 PORT INC.

a Nevada Corporation

By: /s/ Robert Serrett

Name: Robert Serrett

Title: President

Interest Holders

/s/ Robert Serrett

Robert Serrett, holding 50% of ownership in Port 2 Port Inc.

__________________________

Deborah Nocera, holding 50% of ownership in Port 2 Port Inc.

16

EXHIBIT A

Deliverable Assets of Port 2 Port Inc.

All the customers and vendors of Port 2 Port Inc.

Any licenses required to operate Assets of Port 2 Port Inc.

Any other relationships used or relied on in operating the Assets of Port 2 Port Inc.

17

Exhibit B

Series B Convertible Preferred Stock Designation of Rights and Privileges

See Attached copy of the Series B convertible Preferred Stock Designation of TPTG.

18

Exhibit

Interest Holders of Port 2 Port Inc.

Robert Serrett

Deborah Nocera